UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 4, 2004

Date of Report (Date of earliest event reported)

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406
(Address of principal executive offices and zip code)

(703) 453-8300
(Registrant’s telephone number, including area code)

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

Exhibit 99.1                                    Presentation given May 4, 2004 regarding an overview of the operations of the Registrant.

Item 9.       Regulation FD Disclosure.

Item 12.     Results of Operation and Financial Condition.

A copy of the presentation given by the Registrant on May 4, 2004 regarding an overview of the operations of the Registrant is attached as Exhibit 99.1.  This information is being furnished pursuant to Item 9 and Item 12 of Form 8-K.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: May 4, 2004	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Presentation given May 4, 2004 regarding an overview of the operations of the Registrant.